Execution Version

SK L-43, LLC

November 21, 2016

Mr. Mark Bradley

Chief Executive Officer

Players Network, Inc.

1771 E. Flamingo Road, Suite 201-A

Las Vegas, NV 89119

RE:        Advances to Players Network, Inc.

Dear Mr. Bradley:

This letter agreement (this “Agreement”) is made and entered into this 21st day of November, 2016 and shall be effective as of November 2, 2016 (the “Effective Date”), by and between SK L-43, LLC, a Michigan limited liability company (“Investor”), and Players Network, Inc., a Nevada corporation (“Players”), regarding, among other things, loans to be made to Players by Investor of up to Nine Hundred Twenty Five Thousand and No/100 Dollars ($925,000.00). The parties intending that the terms hereof be fully binding and enforceable, agree as follows:

1.        Advances.

A.       Timing of Advances. Investor shall have the right, but not the obligation, to advance to Players up to a total of Nine Hundred Twenty Five Thousand and No/100 Dollars ($925,000.00) in accordance with the following schedule:

DATE	ADVANCE AMOUNT
November 2, 2016	$125,000.00
November 21, 2016	$267,000.00
November 30, 2016	$267,000.00
December 15, 2016	$266,000.00
TOTAL	$925,000.00

B.       Terms of Advances. Amounts specified in the foregoing schedule (each an “Advance” and collectively, the “Advances”) shall be made at the option of the Investor. Advances shall be unsecured and bear interest at five percent (5%) simple interest per annum on the basis of 360 day year. Interest shall be due and payable by no later than December 31 of each year, commencing with December 31, 2017. Each Advance shall be treated as a separate loan. Each such loan shall mature and all unpaid principal and accrued interest shall be due in full two (2) years following the date of the applicable Advance. Each Advance shall be evidenced by a separate promissory note in the form attached hereto as Exhibit A. If Investor does not make a particular Advance on the date specified above, Players shall provide Investor with written notice and Investor shall have thirty (30) days from receipt of such notice within which to make such Advance. If Investor has not made such Advance by the close of such thirty (30) day period, Investor shall have permanently lost the right to: (i) make such Advance (and only such Advance); and (ii) receive the Warrants (as defined below) specified in Section 2(A) below to the extent associated with such Advance.

C.       November 2, 2016 Advance. The parties acknowledge and agree that: (i) Investor is the holder of that certain promissory note dated July 1, 2016 (with a maturity date of December 16, 2016) in the principal amount of Twenty Five Thousand ($25,000.00) executed by Players in favor of PNTV Investors, LLC (the “Old Note”); (ii) in addition to the amounts evidenced by the Old Note, on November 2, 2016, Investor advanced a total of One Hundred Thousand and No/100 Dollars ($100,000.00) to Players; and (iii) the parties shall treat the amount evidenced by the Old Note plus the amount advanced by Investor on November 2, 2016 as the initial Advance hereunder (the “Initial Advance”) with the total of One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) treated for all purposes hereunder as if advanced to Players on November 2, 2016. In connection with the execution hereof, the Old Note shall be cancelled and a new promissory note evidencing the Initial Advance shall be executed effective as of November 2, 2016. Accrued and unpaid interest on the Old Note shall be due and payable upon execution hereof.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 2

D.       Additional Advances.

i. Timing and Amount. In addition to the Advances listed in Section 1(A) above, Investor shall have the right to advance up to an additional Three Million and No/100 Dollars ($3,000,000) (the “Additional Advances”) on or before the date specified in the following schedule, but in all events no earlier than February 15, 2017:

DATE	ADVANCE AMOUNT
April 1, 2017	$1,500,000.00
May 1, 2017	$1,500,000.00
TOTAL	$3,000,000.00

ii. Terms of Additional Advances. Amounts specified in the foregoing schedule (each an “Additional Advance” and collectively, the “Additional Advances”) shall be made at the option of the Investor. Advances shall be unsecured and bear interest at five percent (5%) simple interest per annum on the basis of 360 day year. Interest shall be due and payable by no later than December 31 of each year, commencing with December 31, 2017. Each Additional Advance shall be treated as a separate loan. Each such loan shall mature and all unpaid principal and accrued interest shall be due in full two (2) years following the date of the applicable Additional Advance. Each Additional Advance shall be evidenced by a separate promissory note in the form attached hereto as Exhibit A. If Investor does not make a particular Additional Advance on the date specified above, Players shall provide Investor with written notice and Investor shall have thirty (30) days from receipt of such notice within which to make such Additional Advance. If Investor has not made such Additional Advance by the close of such thirty (30) day period, Investor shall have permanently lost the right to: (i) make such Additional Advance (and only such Additional Advance); and (ii) receive the Warrants (as defined below) specified in Section 2(B) below to the extent associated with such Additional Advance.

2.        Warrants.

A.       Issuance for Advances. As additional consideration for each Advance made by Investor, Players shall issue Investor warrants (each, an “Initial Warrant” and collectively, the “Initial Warrants”) to acquire shares Common Stock in the amount specified next to the amount of the Advance on Exhibit B-1 to this Agreement (reflected as A Warrants, B Warrants and C Warrants). Each Initial Warrant shall have the exercise price specified next to the applicable Initial Warrant on Exhibit B-1. The Initial Warrants shall vest and become exercisable four (4) months following the date of issuance thereof (the “Vesting Date”) and shall remain exercisable for two (2) years following the Vesting Date (the “Exercise Period”). For the avoidance of doubt and notwithstanding anything to the contrary contained herein: (i) if Investor elects not to make an Advance pursuant to the schedule specified above (and after expiration of the notice and cure period specified in Section 1(B) above), then no Initial Warrants shall be issued in respect of such Advance; and (ii) the election by Investor not to make a particular Advance shall have no impact whatsoever on the rights of Investor to make future Advances (if any) or receive Initial Warrants in connection with such future Advances. No later than ten (10) days following the execution hereof, Players shall issue Investor the Initial Warrants in respect of the Initial Advance. The form of Initial Warrant is attached hereto as Exhibit C. For the purposes of this Agreement, the term “Common Stock” means: (i) the class of stock designated as the common stock of Players at the Effective Date; or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value.

B.       Issuance for Additional Advances. As additional consideration for each Additional Advance made by Investor, Players shall issue Investor additional warrants (each, an “Additional Warrant” and collectively, the “Additional Warrants” and together with the Initial Warrants, the “Warrants”) to acquire Common Stock in the amount specified next to the amount of the Additional Advance on Exhibit B-2 to this Agreement. Each Additional Warrant shall have an exercise price (the “Additional Warrant Exercise Price”) equal to One Hundred Twenty Five Percent (125%) of the average “Closing Price” (i.e., the final price at which a share of Players’ Common Stock traded on the applicable trading day) for Players’ Common Stock over the thirty (30) trading days immediately preceding the date of the applicable Additional Advance (the “Pre-Advance Closing Average”). Notwithstanding the foregoing, if during the ninety (90) trading day period immediately following the date of the Additional Advance, the average Closing Price for Players’ Common Stock is equal to or less than Eighty Percent (80%) of the Pre-Advance Closing Average (the “Post-Advance Closing Average”), then the Additional Warrant Exercise Price shall be equal to One Hundred Twenty Five Percent (125%) of the Post-Advance Closing Average. The form of Additional Warrant is attached as Exhibit D.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 3

B.       Warrant Acceleration Right. Notwithstanding anything to the contrary contained herein, if the Closing Price for Players’ stock on each of the thirty (30) trading days preceding the Vesting Date of any Warrants issued hereunder (the “Pre-Vesting Pricing Period”) is equal to or in excess of two hundred percent (200%) over the strike price (i.e., three hundred percent (300%) of the strike price or more) of such Warrant, then Players shall have the right, by delivery of written notice (during the ten (10) Business Days immediately following the close of the Vesting Period) to Investor (the “Warrant Notice”), to reduce the length of the Exercise Period with respect to such Warrants to the forty five (45) day period (or if later until the first Business Day following such forty five (45) day period) following Investor’s receipt of such Warrant Notice (the “Reduced Exercise Period”). If Investor elects not to exercise any portion of such Warrants during such Reduced Exercise Period, any such unexercised Warrants shall lapse and be of no further effect. For the avoidance of doubt, if Players has the right to and elects not to provide or does not timely provide the Warrant Notice to Investor, the Exercise Period of such Warrants shall remain two (2) years. For purposes of this Agreement, the term “Business Day” means any day other than Saturday or Sunday during which banks are open for business in Southeast Michigan. The following examples illustrate the provisions of this Section 2(B).

EXAMPLE 1: Assume that March 2, 2017 is the Vesting Date for Four Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six (4,166,666) Warrants with an exercise price of three cents ($0.03) per share. Assume further that on each day during the Pre-Vesting Period, the Closing Price for the Players’ stock is eleven cents per share ($0.11) per share (i.e., more than two hundred percent (200%) over, or three hundred percent (300%) of the Warrant exercise price). In that case, assuming Players provides Investor with a Warrant Notice on March 14, 2017 (i.e., during the ten (10) Business Days immediately following Vesting Date), Investor would have until April 24 (i.e., the first Business Day following the close of the Reduced Exercise Period) to exercise some or all of those Warrants that vested on the Vesting Date. Assuming that Investor elected not to exercise any of those Warrants during the Reduced Exercise Period, such Warrants would lapse and would no longer be exercisable upon the close of the Reduced Exercise Period.

EXAMPLE 2: Assume the same facts as in Example 1. Assume however, that the Closing Price for the Players stock dips to eight cents ($0.08) per share on three (3) days during the Pre-Vesting Pricing Period. In that case, since on each day during the Pre-Vesting Pricing Period, the Closing Price for the Players’ stock did not equal or exceed two hundred percent (200%) over the Three Cents ($0.03) per share exercise price for the Warrants (i.e., such Closing Price did not equal or exceed nine cents ($0.09) per share), Players would not have the right to reduce the Exercise Period and the Exercise Period with respect to such Warrants would remain two (2) years.

C.       Exercise of Warrants. Once vested and exercisable, Investor shall have the right, from time to time during the Exercise Period or the Reduced Exercise Period (as applicable), to exercise all or any portion of the Warrants and pay the exercise price by any one or combination of the following means: (i) in cash; (ii) in previously owned whole shares of Players stock (for which Investor has good title, free and clear of all liens, claims and/or encumbrances of any kind (each, a “Lien”)); (iii) by authorizing Players to retain whole shares, which would otherwise be issuable upon exercise of the Warrants, having a fair market value (at the average high and low trading prices on the date of exercise) equal to the exercise price for such Warrants; and/or (iv) by applying to the exercise price that portion of the principal and interest accrued and unpaid in respect of one or more Advances equal to the exercise price for such Warrants.

D.       Shares Issued on Warrant Exercise. All Common Stock to be issued upon exercise of the Warrants shall be the subject to Rule 144 (17 CFR 230.144, “Rule 144”) and/or a valid registration statement filed with the Securities and Exchange Commission (the “SEC”) to be declared effective by the SEC within sixty (60) days of the issuance of the underlying Investor Shares (as defined below) so that such Investor Shares will be salable in open market transactions by Investor as soon as practicable after they are issued by Players.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 4

3.       Representations and Warranties of Players. Players represents and warrants to Investor effective as of the Effective Date and on each day during which an Advance remains owing to Investor and on each day during which a Warrant remains exercisable:

A.       Organization, Good Standing and Qualification. Players is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each subsidiary of Players (each, a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of its applicable state of formation. Players and each Subsidiary have all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Players and each Subsidiary are duly qualified to transact business and are in good standing in each jurisdiction in which qualification is required.

B.       Capitalization. The authorized capital of Players is 1,200,000,000 shares. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other documents or instruments executed or to be executed in connection herewith (collectively, the “Transaction Documents”). Except as otherwise disclosed in the most recent SEC Form 10Q and except as contemplated by the Transaction Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any individual or entity (each, a “Person”) any right to subscribe for or acquire, any shares of Players’ Common Stock, or contracts, commitments, understandings or arrangements by which Players is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. All of the outstanding shares of capital stock of Players are validly issued, fully paid and non-assessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

C.       SEC Reports; Financial Statements. Players has filed all forms and reports required to be filed by the SEC (“SEC Reports”) for the three (3) years preceding the date hereof (or such shorter period as Players was required by law to file such material). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Players included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, consistently applied (“GAAP”).

D.       Authorization; No Conflict.

i. Players has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents. All corporate action on the part of Players and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of Players hereunder and thereunder, and the authorization, issuance, sale and delivery of the Warrants to be issued in connection with each Advance, and the issuance of shares of Common Stock upon exercise of such Warrants (the “Investor Shares”), has been taken. The documents evidencing all such corporate action are attached hereto as Exhibit E.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 5

ii. The making and performance of the Transaction Documents by Players and the consummation of the transactions contemplated therein will not violate or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under the organizational documents of Players or any Subsidiary, any material agreement to which Players or any Subsidiary is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to Players or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of Players for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein. Upon the execution and delivery of the Transaction Documents, the Transaction Documents shall constitute a legal, valid and binding obligation of Players, enforceable in accordance with their terms.

E.       Valid Issuance of Investor Shares. Players’ organizational documents provide for authorized shares in a sufficient number to ensure that, upon exercise of all Warrants, Players would be able to issue all Investor Shares to Investor without the necessity of an amendment to such organizational documents. The Investor Shares are duly authorized. When issued, upon exercise of a Warrant in accordance with the terms of this Agreement and for the consideration set forth herein, the Investor Shares will be free of all Liens and restrictions on transfer (other than the restrictions on transfer contained in this Agreement, and under applicable state and federal securities laws). No further approval of the security holders or the Board of Directors of Players will be required for the issuance and sale of the Investor Shares.

F.       Registration. All Investor Shares shall be the subject to Rule 144 and/or a valid registration statement filed with the SEC to be declared effective by the SEC within sixty (60) days of the issuance of the underlying Investor Shares (as defined below) so that such Investor Shares will be salable by Investor as soon as practicable after they are issued by Players.

G.       Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a material adverse effect on Players business operations and/or the business operations of any of Subsidiary (a “Material Adverse Effect”); (ii) neither Players nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than: (a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and (b) liabilities not required to be reflected in the applicable financial statements of such entity pursuant to GAAP or required to be disclosed in filings made with the SEC; (iii) Players has not altered its method of accounting; (iv) Players has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) Players has not issued any equity securities to any officer, director or affiliate, except pursuant to existing equity incentive plans. Players does not have pending before the SEC any request for confidential treatment of information.

H.       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting Players, any Subsidiary, any of their respective directors, officers or employees, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated by the Transaction Documents, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

I.       Compliance. Neither Players nor any Subsidiary: (i) is, or has received written notice of a claim that it is, in default under or that it is in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Players under), any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or any material contract filed with the SEC pursuant to the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder; (iii) is in violation of any order of any court, arbitrator or governmental body applicable to Players; and/or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority applicable to Players, including without limitation all foreign, federal, state and local laws applicable to its business.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 6

J.       Title to Assets. Players and each Subsidiary has good and marketable title: (i) in fee simple to all real property owned by such entity; and (ii) in all personal property owned by such entity, in each case, free and clear of all Liens. Any real property and facilities held under lease by any such entity is held under a valid, subsisting and enforceable lease for which such entity is in full compliance.

K.       Patents and Trademarks. Players and each Subsidiary owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights including moral rights and the goodwill associated with any of the foregoing (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with such entity’s business as described in the SEC Reports. To the knowledge of Players, no such Intellectual Property Rights infringe upon the rights of any other Person.

L.        Regulatory Permits. Players and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports (“Material Permits”), and no such entity has received any notice of proceedings relating to the revocation or modification of any Material Permit. Without limiting the generality of the foregoing, Players and/or its subsidiaries have all permits and licenses required for the cultivation and production of marijuana for all applicable medical uses and for recreation use.

M.       Compliance with Law (Sarbanes-Oxley); Internal Accounting Controls. Players is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all other laws, applicable to it (including by way of example only, the Foreign Corrupt Practices Act). Players maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Players has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Players and designed such disclosure controls and procedures to ensure that material information relating to Players is made known to the certifying officers by others within those entities. Players’ certifying officers have evaluated the effectiveness of Players’ controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).

N.       Disclosure. Players has provided Investor with all the information that Investor has requested in connection with Investors decision to make the Advances and/or acquire Investor Shares.

O.       Tax Status. Players and each Subsidiary have filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which such entity is subject (unless and only to the extent that such entity has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and each has paid all taxes and other governmental assessments and charges that are due and owing by it. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and there is no basis for any such claim. No such entity has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. No tax return of any such entity is presently being audited by any taxing authority.

P.       Investment Company. Players is not, and is not an affiliate of, and immediately after receipt of payment upon exercise of any Warrant, will not be, and will not be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Players shall conduct its business in a manner so that it will not become subject to such act.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 7

Q.       Insurance. Players and each Subsidiary maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that such entity reasonably believes is adequate for its business as currently conducted, including, but not limited to, insurance covering all real and personal property owned or leased by such entity against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

R.       Related Party Transactions. Except as set forth in the SEC Reports, no transaction has occurred between or among Players or any Subsidiary, on the one hand, and of such entity’s affiliates, officers or directors, on the other hand.

S.       Additional Investment. Players represents and warrants to Investor that, on or prior to March 15, 2017, Players will have received at least One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) either: (i) from RxMm Health Ltd., an Australian public company, on the terms previously disclosed to Investor; or (ii) in the form of an equity investments from one or more third parties. Players acknowledges that the existence of such equity investment is a material inducement to Investor’s agreements hereunder. Accordingly, in the event of a breach of the provisions of this Section 3(S), the number of Warrants issued or to be issued to Investor hereunder shall be increased by multiplying the number of Warrants set forth on Exhibit B-1 and Exhibit B-2 to this Agreement by one and twenty five tenths (1.25). To the extent that Warrants listed on such exhibits have previously been issued, Players shall immediately issue additional Warrants to Investor in the amount of the shortfall.

T.       Full Disclosure. No representation or warranty of Players made in this Agreement or any other document or instrument executed in connection herewith, including any schedules or exhibits hereto or thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

4.       Representations and Warranties of Investor. The undersigned hereby represents and warrants to Players that:

A.       Power and Authority. Investor has power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The making and performance of the Transaction Documents by Investor and the consummation of the transactions contemplated therein will not violate or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement to which the Investor is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to Investor. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of Investor for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby. Upon the execution and delivery of the Transaction Documents, the Transaction Documents shall constitute a legal, valid and binding obligation of Investor, enforceable in accordance with its terms.

B.       Information. Investor and Investor’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of Players and its subsidiaries and materials relating to the Advances and the Warrants, which have been requested by Investor. Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of Players; provided, however, that neither such inquiries nor any other due diligence investigations conducted by Investor or Investor’s representatives shall modify, amend or affect Investor’s right to rely on Players’ representations and warranties contained in Section 3. Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision with respect to his acquisition of the promissory notes and Warrants (the “Securities”).

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 8

C.       Investment Experience. Investor understands that the purchase of the Securities involves substantial risk. Investor can bear the economic risk of the investment and its Members have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of Investor’s investment in the Securities.

D.        No General Solicitation. Investor has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Securities.

E.       Accredited Investor. Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and has executed the Certificate of Accredited Investor Status, attached hereto as Exhibit G.

F.       Tax Consequences. Investor acknowledges that the tax consequences of investing in Players will depend on particular circumstances, and neither Players, Players’ officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Investor of an investment in Players. Investor will look solely to and rely upon his own advisers with respect to the tax consequences of this investment.

G.       Information Provided by Investor. All information which Investor has provided to Players concerning Investor and its financial position, and all information in the Certificate of Accredited Investor Status, is truthful, accurate, correct, and complete as of the date set forth herein or therein.

H.       Reliance on Exemptions. Investor understands that the promissory notes to be issued by Players hereunder are being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and state securities laws and that Players is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions.

5.       Common Stock Adjustments. In the event of a stock split, stock dividend, combination of shares or other change in the Common Stock, a dividend or other distribution payable in Common Stock or other securities, reclassification, reorganization, liquidation or other similar event, the number of Warrants or number of shares of Common Stock into which Additional Advances may be converted, the exercise price of the Warrants issued hereunder and/or the conversion price (as applicable) shall be automatically adjusted so as to maintain the intended value of such Warrants or conversion right as specified in detail in the form of Warrant and/or Convertible Promissory Note attached hereto.

6.       Miscellaneous.

A.       Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

B.       Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Players. Investor shall have the right to assign all or any portion of its rights or obligation hereunder at any time, so long as the assignee signs this Agreement and becomes a party hereto. To the extent of such assignment, the applicable assignee shall be considered the Investor hereunder.

C.       Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MICHIGAN, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 9

D.       Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

E.       Counterparts; Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other. Delivery of an executed counterpart of this Agreement by facsimile, .pdf, .tif, .gif, .jpg or similar image (any such delivery, an “Electronic Delivery”) sent via electronic mail shall be equally as effective and binding as delivery of an executed original counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

F.       Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

i.	If to Players, to it at the following address: Players Network 1771 East Flamingo Rd 201-A Las Vegas, Nevada 89119 Attention: CEO

ii.	If to the Investor, to the address set forth on the signature page hereto;

or at such other address as either party shall have specified by notice in writing to the other.

G.       Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

H.       Indemnification.

i. By Players. Players shall indemnify and hold harmless Investor, any successor Investor and their respective officers, directors, equity holders, heirs, successors, permitted assigns and agents from and against any and all loss, claim, damage, liability or expense (including, without limitation, all reasonable costs and expenses, including attorneys’ fees, each, a “Loss”) incurred by any such person, and any action in respect thereof, to which any such Person may become subject, due to or arising out a breach of any the representation, warranty, or covenant, of Players contained herein and in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against.

ii. By Investor. Investor shall indemnify and hold harmless Players, its officers, directors, equity holders, successors, permitted assigns and agents from and against any and all Losses incurred by any such person, and any action in respect thereof, to which any such Person may become subject, due to or arising out a breach of any the representation, warranty, or covenant, of Investor contained herein and in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against.

I.       Survival. All representations, warranties, covenants and indemnification obligations in this Agreement shall survive (i) the acceptance of the Advances by Players and (ii) the death or disability of the undersigned.

J.       Notification of Changes. The undersigned hereby covenants and agrees to notify Players upon the occurrence of any event prior to making any Advance hereunder that would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

Mr. Mark Bradley	EXECUTION VERSION
Chief Executive Officer
Players Network, Inc.
November 21, 2016
Page 10

K.       Name Change. The parties acknowledge that Investor intends to change its name to TRS Associates, LLC (or to another name of Investor’s choosing) as soon as practicable following the date hereof. Investor shall provide Players with notice of such change as soon as practicable following completion thereof.

L.       Entire Agreement. This Agreement (including its exhibits, which are hereby incorporated into and made part hereof) contains the entire understanding of the parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, understandings and negotiations whether oral or written. No parol evidence of prior or contemporaneous agreements, understandings or negotiations shall govern or be used to construe or modify this Agreement.

If the foregoing is acceptable to you please acknowledge and countersign this letter in the space provided below.

Sincerely,

SK L-43, LLC
a Michigan limited liability company

By:	/s/ Bruce Seyburn
Name:	Bruce Seyburn,
Its:	Manager

Address:	c/o Bruce H. Seyburn
Seyburn Kahn, PC,
2000 Town Center Building
Suite 1500
Southfield, MI 48075-1195,

Acknowledged and Agreed to this ____ day of November, 2016:

Players Network, Inc.
a Nevada corporation

By:	/s/ Mark Bradley
Mark Bradley, CEO